INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-62418 of Unilab Corporation on Form S-8 of our reports dated February 1, 2002, appearing in this Annual Report on Form 10-K of Unilab Corporation for the year ended December 31, 2001.

Deloitte & Touche LLP

Los Angeles, California
March 27, 2002